UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15723		05-0376157
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

313 Iron Horse Way,	Providence,	RI	02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Sean Griffin intends to step down from his position as Chief Operating Officer of United Natural Foods, Inc. (the “Company”) and CEO, SuperValu, effective July 31, 2020, with active transition of responsibilities beginning on March 8, 2020. It is anticipated that Mr. Griffin will serve as a consultant to the Company from July 31, 2020 until November 5, 2020, to further assist in the transition of responsibilities. The Company and Mr. Griffin entered into an amendment of his Employment Agreement with the Company (the “Griffin Amendment”), the terms of which are described in Item 5.02(e) below. The Griffin Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal period ending February 1, 2020.
(c)    Chief Financial Officer. On February 6, 2020, the Board of Directors of the Company (the “Board”) appointed John W. Howard to the role of Chief Financial Officer, to be effective February 9, 2020. Mr. Howard has served as the Company’s Interim Chief Financial Officer since August 2019.
In connection with Mr. Howard’s appointment as the Company’s Chief Financial Officer, the Company provided Mr. Howard with an offer letter, pursuant to which Mr. Howard will receive an increased annual base salary of $600,000 (from $550,000 as Interim CFO) and an increased annual cash bonus with a value of 100% of his base salary (from 75% as Interim CFO) based on achievement of certain fiscal year goals and objectives beginning with the 2020 fiscal year. Mr. Howard’s annual equity award will be targeted at 200% of his then-applicable base salary beginning with the fiscal 2021 award, which award will be made on the same or similar terms as the long-term incentive awards granted to similarly situated executives of the Company and further subject to the terms and conditions of the respective award agreements evidencing the grant.

The offer letter will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal period ending February 1, 2020.

Effective on February 9, 2020, the Company also entered into a Severance Agreement and a Change in Control Agreement with Mr. Howard, each of which is substantially consistent with the agreements entered into with the Company’s other executive officers, other than the Company’s Chairman and Chief Executive Officer and Mr. Griffin.

A summary of the material terms of the form of Severance Agreement is included in, and a copy of the form of Severance Agreement is filed with, the Company’s Current Report on Form 8-K filed on October 29, 2019, each of which is incorporated herein by reference. A summary of the material terms of the form of Change in Control Agreement is included in, and a copy of the form of Change in Control Agreement is filed with, the Company’s Current Report on Form 8-K filed on November 8, 2018, each of which is incorporated herein by reference.
The additional information required by Form 8-K Item 5.02 (c)(2) and (3) regarding Mr. Howard is incorporated herein by reference from the Company’s Form 8-K filed on August 12, 2019.
Chief Operating Officer. On February 6, 2020, the Company’s Board appointed Eric A. Dorne to the role of Chief Operating Officer, effective March 8, 2020. Mr. Dorne will share the position of Chief Operating Officer with Mr. Griffin until July 31, 2020. Effective March 8, 2020, Mr. Dorne will receive an increased annual base salary of $750,000 (from $540,000 as Chief Administrative Officer and Chief Information Officer) and an increased annual cash bonus with a value of 100% of his base salary (from 75% as CAO & CIO) based on achievement of certain fiscal year goals and objectives beginning with the 2020 fiscal year, prorated to reflect his time as COO and CAO & CIO in fiscal 2020. Mr. Dorne’s annual equity award will be targeted at 200% of his then-applicable base salary beginning with the fiscal 2021 award, which award will be made on the same or similar terms as the long-term incentive awards granted to similarly situated executives of the Company and further subject to the terms and conditions of the respective award agreements evidencing the grant.
Eric Dorne has served as the Company’s Chief Administrative Officer and Chief Information Officer since September 2016. Mr. Dorne previously served as the Company’s Senior Vice President, Chief Information Officer from September 2011 to September 2016. Prior to joining the Company, Mr. Dorne was Senior Vice President and Chief Information Officer for The Great Atlantic & Pacific Tea Company, Inc., the parent company of the A&P, Pathmark, SuperFresh, Food Emporium and Waldbaum’s supermarket chains located in the Eastern United States from January 2011 to August

2011, and Vice President and Chief Information Officer from 2005 to 2011. In his more than 30 years at The Great Atlantic & Pacific Tea Company, Mr. Dorne held various executive positions including Vice President of Enterprise IT Application Management and Development, Vice President of Store Operations Systems and Director of Retail Support Services.

There are no transactions involving the Company and Mr. Dorne that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Other Management Changes. In connection with the above described management changes, effective March 8, 2020, Christopher P. Testa, the Company’s President and Chief Marketing Officer will assume responsibility for oversight of certain additional functions, including supplier services, customer care and the Company’s Canadian operations. Mr. Testa will report directly to the Company’s Chief Executive Officer.

To support the increased responsibilities of Mr. Dorne, the Company is commencing a search for a Chief Information Officer and Chief Supply Chain Officer. Upon the appointment of a new Chief Supply Chain Officer, Paul S. Green will transition to the role of President, Fresh.
(e)     Employment Agreement Amendment with Mr. Spinner. On February 6, 2020, the Board approved an Amendment (the “Spinner Amendment”) to the Employment Agreement dated as of November 5, 2018 by and between the Company and Steven L. Spinner to extend the Initial Term of such employment agreement, which originally expired at the end of the Company’s 2020 fiscal year. Pursuant to the Spinner Amendment, the Board has renewed Mr. Spinner’s contract such that he will continue to serve as the Company’s Chief Executive Officer and Chairman through the end of the Company’s 2021 fiscal year, or such earlier date as his successor is duly appointed, if applicable. In exchange for his agreement to renew the contract for the 2021 fiscal year, the Employment Agreement has been amended to confirm that Mr. Spinner will be entitled to the severance payments provided in the original Employment Agreement upon a termination of his employment without cause. Under those terms, Mr. Spinner will receive: 2.0 times the sum of (i) base salary and (ii) target annual bonus, which will be paid out in a lump sum no later than 190 days from the date of his separation. Other payments include prorated annual bonus, at actual levels of performance, and a lump sum cash payment of $35,000 for medical benefits, payable as provided in the Employment Agreement upon termination without cause. As Mr. Spinner is retirement eligible under the terms of his Employment Agreement (having attained fifty-nine (59) years of age and provided ten (10) years of service to the Company), upon his separation from the Company, his outstanding time-based equity awards will vest in full and performance-based awards will continue to vest, based on actual performance.
The payments described above and in the Spinner Amendment shall be payable as a result of Mr. Spinner’s termination without cause as described above. In the event that Mr. Spinner’s employment is terminated for any other reason described in the Employment Agreement, such as for Cause, or as a result of a Change in Control during the term of the Employment Agreement, then the payments described in the Employment Agreement relating to those reasons for termination shall be applicable and no payment will be made in connection with Mr. Spinner’s without cause termination described above and in the Spinner Amendment. Further, with respect to a Change in Control, Mr. Spinner’s Employment Agreement provides that: in the event an agreement to effect a Change in Control is entered into by the Company and remains in effect or has been consummated, and a successor CEO is appointed prior to July 31, 2021, then Mr. Spinner shall be entitled to the payments provided under the Employment Agreement as a result of a Change in Control whether or not a Change in Control has been completed prior to July 31, 2021, and he shall not be entitled to any other severance payments. If, however, in the event an agreement to effect a Change in Control has been entered into but not yet completed, and Mr. Spinner remains the CEO until July 31, 2021, then Mr. Spinner shall be entitled to the payments described above in connection with the extension of his contract until July 31, 2021, and not those payable in the event of a Change in Control.
Employment Agreement Amendment with Mr. Griffin. In consideration of Mr. Griffin’s agreement to continue his employment until July 31, 2020, and to provide consulting services until November 5, 2020, at the Company’s request, on February 6, 2020, the Board approved the Griffin Amendment to Mr. Griffin’s Employment Agreement, pursuant to which, Mr. Griffin will (A) continue to receive his base salary through July 31, 2020, and (B) in consideration of his full-time service through July 31, 2020 and consultancy services through November 5, 2020, be entitled to payment of equal to 1.0 times the sum of his (i) base salary and (ii) target annual bonus, which will be paid out in pro rata installments over one year commencing no sooner than 60 days after July 31, 2020. As Mr. Griffin is retirement eligible under the terms of the Employment Agreement (having attained fifty-nine (59) years of age and provided ten (10) years of service to the Company, his outstanding time-based equity awards will vest in full and performance-based awards will continue to vest and payable, based on actual performance. Mr. Griffin will not be eligible for any further equity awards subsequent to the effective date of the Amendment and will be eligible to receive a short-term bonus for full-year fiscal 2020, based on actual performance.
Compensation of Mr. Testa. In consideration of the additional responsibilities to be assumed by Mr. Testa, on February 6, 2020, the Compensation Committee of the Company’s Board of Directors approved certain increases to Mr. Testa’s compensation, to be effective March 8, 2020. Mr. Testa will receive an increased annual base salary of $750,000 (from $550,000) and an increased annual cash bonus with a value of 100% of his base salary (from 75%) based on achievement of certain fiscal year goals and objectives beginning with the 2020 fiscal year, prorated to reflect the portion of the fiscal 2020 year for which he assumed the additional responsibilities. There was no change to Mr. Testa’s annual equity award target, which will be targeted at 200% of his then-applicable base salary and which award will be made on the same or similar terms as the long-term incentive awards granted to similarly situated executives of the Company and further subject to the terms and conditions of the respective award agreements evidencing the grant.
The Spinner Amendment and the Griffin Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal period ending February 1, 2020.

Item 7.01    Regulation FD Disclosure.
A copy of the press release announcing the management changes described above in Item 5.02 issued by the Company on February 6, 2020 is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press release, dated February 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By: /s/ Jill E. Sutton
Name: Jill E. Sutton
Title: Chief Legal Officer, General Counsel and Corporate Secretary
Date: February 7, 2020